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                                                                     EXHIBIT 23b
                  CONSENT OF BALLARD SPAHR ANDREWS & INGERSOLL
Public Service Electric and Gas Company:
    We consent to the references to us under the headings "EXPERTS" and "LEGAL OPINIONS" in the Prospectus filed as a part of the Registration Statement relating to Mortgage Bonds to which this Consent is attached as an Exhibit.
                                          BALLARD SPAHR ANDREWS & INGERSOLL
Philadelphia, Pennsylvania
January 27, 1998